UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 18, 2014

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 18, 2014, Lennar Corporation (the “Company”) and the Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed on Schedule I thereto with respect to the offering and sale in an underwritten public offering by the Company of $350 million aggregate principal amount of its 4.50% Senior Notes due 2019 (the “Notes”). The Notes are guaranteed by most, but not all, of the Company’s subsidiaries (the “Guarantors”), but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3, File No. 333-199159, and the prospectus supplement dated November 18, 2014, and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 19, 2014. The offering is expected to close on November 25, 2014, subject to customary closing conditions. A legal opinion relating to the Notes is filed herewith as Exhibit 5.1.

The Company intends to use the net proceeds from the offering for working capital and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

1.3	Underwriting Agreement, dated as of November 18, 2014, among Lennar Corporation, the Guarantors named therein and the underwriters listed on Schedule I thereto.

5.1	Opinion of K&L Gates LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer